Exhibit 5.1


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
                                                TOBIN & TOBIN
                                          A PROFESSIONAL CORPORATION
                                              500 SANSOME STREET
                                                  EIGHTH FLOOR
PHILLIP R. POLLOCK                   SAN FRANCISCO, CALIFORNIA 94111-3214      RICHARD TOBIN (1852-1887)
EMAIL:  PRPOLLOCK@TOBINLAW.COM             FACSIMILE (415) 433-3883             ROBERT TOBIN (1875-1889)
                                                (415) 433-1400                CYRIL R. TOBIN (1905-1977)
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                                November 19, 2003



GreenPoint Mortgage Securities LLC
100 Wood Hollow Drive
Doorstop #32210
Novato, CA 94945

GreenPoint Mortgage Securities Inc.
100 Wood Hollow Drive
Doorstop #32210
Novato, CA 94945

         Re:  GreenPoint Mortgage Securities LLC
              GreenPoint Mortgage Securities Inc.

Ladies and Gentlemen:

         We have acted as counsel to GreenPoint Mortgage Securities Inc., a Delaware limited liability company, and GreenPoint Mortgage Securities Inc., a Delaware corporation (each a "Company" and together the "Companies"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") for the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of Asset-Backed Securities with an aggregate offering price of up to $2,000,000,000. As described in the Registration Statement, the Asset-Backed Securities consist of Asset-Backed Certificates ("Certificates") and Asset-Backed Notes ("Notes").

         The Certificates may be issued from time to time in series. Each series of Certificates will be issued by a trust (each, a "Trust") formed by one of the Companies pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the related Company, a master servicer (the "Master Servicer"), a seller (the "Seller") and a trustee (the "Trustee"). Each series of Certificates issued by a Trust may include one or more classes of Certificates. The Notes are issuable in series under separate indentures (each such agreement an "Indenture"), between an issuer and an indenture trustee.

         We have examined and relied upon copies of GreenPoint Mortgage Securities LLC's Certificate of Formation and Limited Liability Company Agreement and GreenPoint Mortgage Securities Inc.'s Amended and Restated Certificate of Incorporation and By-Laws, the Registration Statement, the form of Pooling and Servicing Agreement and the forms of Certificates included as exhibits thereto, the form of Indenture and the forms of Notes included as exhibits thereto, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

         In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein that were not independently

                                 TOBIN & TOBIN

Greenpoint Mortgage Securities LLC
GreenPoint Mortgage Securities Inc.
November 19, 2003
Page 2


established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that:

         1. When any Pooling and Servicing Agreement relating to a series of Certificates has been duly and validly authorized by all necessary action on the part of the related Company and has been duly executed and delivered by such Company, the Master Servicer, the Seller, the Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of such Company, enforceable against such Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

         2. When a series of Certificates has been duly authorized by all necessary action on the part of the related Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such series in accordance with the terms of the related Pooling and Servicing Agreement and issued and delivered against payment therefor as described in the Registration Statement and the Prospectus delivered in connection therewith, such series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement.

         3. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a legal and valid obligation of the applicable issuer.

         4. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Notes of such series have been duly executed and authenticated in accordance with the provisions of that Indenture, and issued and sold as contemplated in the Registration Statement and the Prospectus delivered in connection therewith, such Notes will be legally and validly issued and outstanding, fully paid and non-assessable, and will be binding obligations of the applicable issuer, and the holders of such Bonds will be entitled to the benefits of that Indenture.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein), the limited liability company and corporation laws of the State of Delaware and the federal laws of the United States of America.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the base prospectus forming a

                                 TOBIN & TOBIN

Greenpoint Mortgage Securities LLC
GreenPoint Mortgage Securities Inc.
November 19, 2003
Page 3


part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                              Very truly yours,


                                                              /s/  Tobin & Tobin